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                                                                   Exhibit 99.13


                                 SHAREDATA, INC.
                         NOTICE OF GRANT OF STOCK OPTION
                               AND GRANT AGREEMENT



[Name and Address]




     You have been granted an option to purchase ShareData, Inc. stock as follows:

Non-Qualified Stock Option Grant No.                                 ___________

Date of Grant

Vesting Commencement Date                                            ___________

Stock Option Plan

Exercise Price per Share

Total Number of Shares Granted

Total Price of Shares Granted                                       $___________

     By your signature and the signature of the Company's authorized representative to the attached Non-Qualified Stock Option Agreement, you and ShareData, Inc. agree that this option is granted under and governed by the terms and conditions of the ShareData, Inc. Officer and Director Stock Option Plan and the Non-Qualified Stock Option Agreement, both of which are attached and made a part of this document.




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                                                                       ROFR ONLY


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                            UNDER THE SHAREDATA, INC.
                     OFFICER AND DIRECTOR STOCK OPTION PLAN



                                    RECITALS

     WHEREAS, ShareData, Inc. (the "Company") has adopted the Officer and Director Stock Option Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Non-Qualified Stock Option Agreement (this "Agreement"); and

     WHEREAS, the Optionee is an employee of the Company, a Parent or a Subsidiary, as defined in the Plan, and the Company has determined that it would be to the advantage and interest of the Company and its shareholders to grant to the Optionee the option (i) described in the cover sheet of this Agreement which is hereby incorporated by reference and (ii) subject to the terms and conditions provided for herein and in the Plan, as an inducement to remain in the service of the Company, a Parent or a Subsidiary and as an incentive for increased efforts during such service.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals, and the terms, conditions, and covenants contained herein, the parties hereby agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of the number of shares of the common stock of the Company (the "Stock") set forth on the cover sheet of this Agreement at the exercise price set forth thereon (the "Option"). The number of shares of Stock subject to the Option and the exercise price are subject to adjustment under certain circumstances, as provided in the Plan.

     2.   Term and Exercisability of Option.

          (a) Term of Option. The Option shall be immediately exercisable in its entirety at any time beginning on the date of grant of the Option as set forth on the cover sheet of this Agreement and prior to the tenth anniversary date of the date of grant of the Option as set forth on the cover sheet of this Agreement (the "Termination Date"), unless sooner terminated in accordance with the provisions of Sections 3 and 5 hereof, subject to the Optionee's agreement that any shares of Stock purchased upon exercise are subject to the Company's Unvested Share Repurchase Option as set forth in Section 9 hereof (which Unvested Share Repurchase Option shall be subject to expiration as set forth in Subsection 2(b) hereof). In no event shall the Company be required to issue fractional shares.

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          (b)  Expiration of Unvested Share Repurchase Option. For the purposes of this Section 2, the Company's Unvested Share Repurchase Option as set forth in Section 9 hereof shall expire and shall no longer be exercisable as to that number of shares of Stock subject to the Option according to the following schedule:

               (i) As to one-fourth of the shares of Stock subject to the Option, after the first anniversary date of the date of grant of the Option;

               (ii) As to an additional one-fourth of the shares of Stock subject to the Option, after the second anniversary date of the date of grant of the Option;

               (iii) As to an additional one-fourth of the shares of Stock subject to the Option, after the third anniversary date of the date of grant of the Option; and

               (iv) As to the remaining one-fourth of the shares of Stock subject to the Option, after the fourth anniversary date of the date of grant of the Option.

     3. Expiration of Option. The period for exercising the Option (the "Option Period") will end on the Termination Date, unless sooner terminated as provided in Subsections (a), (b) or (c) below:

          (a) If the Optionee ceases to be a bona fide employee of the Company, a Parent or Subsidiary (other than by death or disability) during the Option Period, the Option shall thereafter be exercisable for a period of 30 days after termination of the Optionee's employment, but, subject to the following sentence, only if, and to the extent that, the Option was exercisable by the Optionee under the provisions of Section 2 hereof at the time of such cessation of employment and only prior to the Termination Date. Notwithstanding the provisions of this Subsection 3(a), the Option may not be exercised after the Optionee's cessation of employment if the shares of Stock to be acquired on exercise of the Option would be subject to the Company's Unvested Share Repurchase Option as set forth in Section 9 hereof at the time of such cessation of employment. Except as the Company and the Optionee otherwise agree, exercise of the Option pursuant to this Subsection 3(a) may not be made by delivery of a promissory note as provided in Subsection 4(a)(iii) hereof. If the Optionee is absent from work with the Company, a Parent or a Subsidiary because of his or her disability or if he or she is on leave of absence for the purpose of serving the government of the country in which the principal place of employment of the Optionee is located, either in a military or civilian capacity, or for such other purpose or reason as the Board of Directors of the Company (the "Board") or the Committee administering the Plan (the "Committee") may approve, the Optionee shall not be deemed during the period of any such absence, by virtue of such absence alone, to have terminated his or her employment with the Company, a Parent or a Subsidiary, except as the Board or the Committee may otherwise expressly provide.

          (b) If the Optionee should die while in the employ of the Company, a Parent or a Subsidiary, or within the period referred to in Subsection 3(a) hereof, the Option may, within a period of one year from the date of the Optionee's death, be exercised by the Optionee's legal representative, or by the person or persons to whom the Optionee's rights under the Option shall

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pass by will or by the applicable laws of descent and distribution, but, subject to the following sentence, only if, and to the extent that, the Option was exercisable by the Optionee under the provisions of Section 2 hereof at the time of his or her death and only prior to the Termination Date. Notwithstanding the provisions of this Subsection 3(b), the Option may not be exercised after the Optionee's death if the shares of Stock to be acquired on exercise of the Option would be subject to the Company's Unvested Share Repurchase Option as set forth in Section 9 hereof at the time of his or her death. Except as the Company and the Optionee's legal representatives otherwise agree, exercise of the Option pursuant to this Subsection 3(b) may not be made by delivery of a promissory note as provided in Subsection 4(a)(iii) hereof.

          (c) If the Optionee should become disabled within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code") while in the employ of the Company, a Parent or a Subsidiary, the Option may, within a period of 180 days after the termination of the Optionee's employment, be exercised by the Optionee, but, subject to the following sentence, only if, and to the extent that, the Option was exercisable by the Optionee under the provisions of Section 2 hereof at the time of such cessation of employment and only prior to the Termination Date. Notwithstanding the provisions of this Subsection 3(c), the Option may not be exercised after the Optionee's cessation of employment if the shares of Stock to be acquired on exercise of the Option would be subject to the Company's Unvested Share Repurchase Option as set forth in Section 9 hereof at the time of such cessation of employment. Except as the Company and the Optionee otherwise agree, exercise of the Option pursuant to this Subsection 3(c) may not be made by delivery of a promissory note as provided in Subsection 4(a)(iii) hereof.

     4. Manner of Exercise. The Optionee may exercise the Option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

          (a) By giving the Company written notice of such exercise specifying the number of shares of Stock as to which the Option is so exercised and accompanied by an amount equal to the aggregate exercise price of such shares, in the form of any one or combination of (i) cash or a check, bank draft or postal or express money order payable to the order of the Company in lawful money of the United States, (ii) shares of Stock of the Company previously acquired by the Optionee or (iii) the Optionee's promissory note. Any shares of Stock delivered to exercise the Option shall be valued at their aggregate Fair Market Value (as defined in the Plan) on the date of exercise. Unless otherwise specified by the Board of Directors of the Company at the time the Option is granted, the promissory note permitted in clause (iii) above shall not exceed the amount permitted by law to be paid by a promissory note and shall be a full recourse note in a form satisfactory to the Company, with principal payable in installments with the last installment due four (4) years from the date the Option is granted; provided, however, that the Optionee shall tender payment of, and the principal balance of the promissory note shall be reduced by, all principal which would have become due and payable as of the date or dates on which the Company's Unvested Share Repurchase Option expires (but six months after the Company's Unvested Share Repurchase Option expires in the case of the initial one-fourth of the shares of Stock subject to the Option) assuming the promissory note had been delivered on the date the Option was granted. Interest on the principal balance of the promissory note shall be payable in

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annual installments at the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Internal Revenue Code of 1986, as amended. Such recourse promissory note shall be secured by the shares of Stock acquired pursuant to the then current form of security agreement as approved by the Company. In the event the Company at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. Except as the Company in its sole discretion shall determine, the Optionee shall pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee's employment with the Company, a Parent or Subsidiary for any reason, with or without cause.

          (b) If required by the Company, by giving satisfactory assurance in writing, signed by the Optionee or his or her legal representative, as the case may be, that such shares of Stock are being purchased for investment only and not with a view to the distribution thereof; provided, however, that such assurance shall be deemed inapplicable to (i) any sale of such shares by the Optionee subject to a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended (the "Securities Act"), and is current and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of such shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.

     As soon as practicable after receipt of such written notice of exercise from the Optionee, the Company shall, without transfer or issue tax or other incidental expenses to the Optionee, deliver to the Optionee at the office of the Company, or such other place as may be mutually acceptable to the Company and the Optionee, a certificate or certificates for such shares of Stock, which certificate or certificates may bear such legend or legends with respect to restrictions on transfer thereof as counsel for the Company deems to be required by applicable provisions of law and this Agreement; provided, however, that nothing herein shall be deemed to impose upon the Company any obligation to deliver any shares of Stock to the Optionee if, in the opinion of counsel for the Company, doing so would violate any provision of: (1) the Securities Act;
(2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; or (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. In no event shall the Company be required to take any affirmative action to comply with any of such laws, regulations or requirements, nor shall the Company be liable for any failure to deliver shares of Stock because such shares have not been registered or because a registration statement with respect thereto is not current or because such delivery would otherwise be in violation of any applicable law or regulation.

     The term "current" when used herein to refer to a registration statement shall mean a registration statement that, in the opinion of counsel for the Company, does not include any

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untrue statement of a material fact and that includes all material facts required to be stated therein or that are necessary to make the statements therein not misleading.

     5. Adjustments. If outstanding shares of Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other change in the corporate structure of the Company, an appropriate and proportionate adjustment shall be made by the Company in the number and/or type of the shares of Stock subject to this Agreement and in the exercise price in order to preserve, but not increase, the benefit to the Optionee. Anything herein contained to the contrary notwithstanding, (a) upon dissolution or liquidation of the Company, other than in connection with a Terminating Transaction (as defined in the Plan), or (b) upon dissolution or liquidation of the Company, in connection with a Terminating Transaction where the surviving or acquiring corporation does not, prior to or concurrent with the succession to the business of the Company, assume the Option (subject to any applicable provisions of the Code), or substitute a new option of comparable value for the Option, the Option, in either case, shall terminate and thereupon become null and void; provided, however, that the Optionee shall have the right, at such time prior to the consummation of such dissolution, liquidation or Terminating Transaction, as the case may be, as the Company shall designate, to exercise any unexercised portion of the Option to the full extent then exercisable; provided, however, that the Option may not be exercised prior to the consummation of such dissolution, liquidation or Terminating Transaction, as the case may be, if the shares of Stock to be acquired on exercise of the Option would be subject to the Company's Unvested Share Repurchase Option as set forth in Section 9 hereof.

     6. Assignment or Transfer. The Option shall, during the Optionee's lifetime, be exercisable only by him or her, and neither the Option nor any right hereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or according to the laws of descent and distribution. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Option shall thereupon become null and void and of no effect.

     7. No Rights as a Shareholder. Neither the Optionee nor any person entitled to exercise the Optionee's rights in the event of his or her death shall have any of the rights of a shareholder with respect to the shares of Stock subject to the Option except to the extent the certificates for such shares, or a portion thereof, shall have issued upon the exercise of the Option.


     8.   Right of First Refusal.

          (a) Right of First Refusal. If at any time, whether during the continuance of the Optionee's employment by the Company, a Parent or a Subsidiary or thereafter, the Optionee desires to sell, exchange, transfer (by gift or otherwise), assign, hypothecate, pledge, grant as a security interest or in any other way dispose of or alienate any of the Option Shares or any

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interest therein (hereinafter referred to as a "Disposition"), the Optionee shall give written notice to the Company of the Optionee's intent to make a Disposition of such shares of Stock (the "First Refusal Offer"). The First Refusal Offer shall contain a statement signed by the Optionee notifying the Company that the Optionee desires to make a Disposition of the Option Shares or an interest therein and shall be accompanied by a copy of the bona fide offer to purchase such shares of Stock, in case of a sale, or a description of the proposed transaction with respect to any other Disposition, and shall set forth the following:

               (i) The full name and address of the intended transferee (the "Transferee");

               (ii) The number of Option Shares to be purchased by, or transferred to, the Transferee;

               (iii) The price, in case of a sale, and other terms under which the purchase or transfer is intended to be made;

               (iv) A statement, in case of a sale, signed by the Transferee, that the price and other terms specified are a bona fide offer to purchase; and

               (v) A representation, in case of a sale, by the Transferee that he or she has the financial capability necessary to complete the transaction as proposed.

     The Company shall have 30 days from the date of receipt of the First Refusal Offer within which to exercise an option to purchase all, but not less than all, of the Option Shares covered by such First Refusal Offer (the "First Refusal Shares") at the same price and upon the same terms as set forth in such First Refusal Offer (the "First Refusal Option"). The Company may, in exercising the First Refusal Option, designate one or more assignees to purchase the First Refusal Shares. Notwithstanding the generality of the foregoing, however, with the consent of the Optionee, the purchase price for the First Refusal Shares may, at the option of the Company, be paid in cash in an amount equal to the present value of any payments to be made over a period of time according to the terms of the First Refusal Offer, or, if the terms specified in such offer state that payment is to be made in property, in an amount equal to the present value of the fair market value of such property. For purposes of any computation made pursuant to this Subsection 8(a), the present value of any amount to be paid in the future shall be determined by the Board by discounting such amount using an interest rate of 10% or an interest rate equal to the then effective federal reserve discount rate, without surcharge, of the Federal Reserve Bank of San Francisco, whichever is higher.

     If the Optionee desires to make a Disposition of any of the Option Shares other than by sale, including, without limitation, by gift, hypothecation, pledge or the grant of a security interest, the Optionee shall obtain the prior written approval of the Company to the proposed transfer, which approval may be withheld by the Company in the Company's sole discretion for any or no reason.

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     If the First Refusal Shares are not purchased pursuant to the related First
Refusal Offer by the Company in accordance with this Subsection 8(a), in the case of a proposed sale, or if the Company approves a Disposition other than by sale, the Optionee may make a bona fide transfer of the First Refusal Shares to the respective Transferee or Transferees named in the related First Refusal Offer; provided, however, that (1) such transfer shall only be made in strict accordance with the terms stated in such First Refusal Offer, and immediately following such transfer, the transferor shall so certify in writing to the Company, and (2) before any such transfer shall become effective or be recorded in the books of the Company, each Transferee of the First Refusal Shares shall agree in writing to hold such shares of Stock subject to the terms of this Agreement and subject to a Right of Repurchase in favor of the Company as set forth in the Company's standard form of stock option agreement, except that the Repurchase Events described in such Right of Repurchase shall refer to the Transferee and the Repurchase Event involving termination of employment shall refer to the Transferee if the Transferee is an employee or a director of the Company, a Parent or a Subsidiary and to the Optionee if the Transferee is not an employee or a director of the Company, a Parent or a Subsidiary. In the event the Optionee does not make such transfer for a period of 45 days following the date of the First Refusal Offer, no transfer of the First Refusal Shares covered by the First Refusal Offer shall be made without a new First Refusal Offer from the Optionee to the Company in accordance with this Subsection 8(a) and in full compliance with all the provisions hereof.

          (b) Effect of Tender of Purchase Price. Notwithstanding the failure of the holder of any certificate evidencing all or any part of the Option Shares to deliver the same to the Company for cancellation, and upon tender by the Company of the purchase price for any of the Option Shares in accordance with the terms of this Agreement, such Option Shares and the certificates representing the same shall forthwith and without further action be deemed to be canceled and forfeited.

          (c) Restrictions on Transfer. Except as otherwise may be permitted by this Agreement, the Optionee shall not sell, exchange, transfer (by gift or otherwise), assign, hypothecate, pledge, grant as a security interest or in any other way dispose of or alienate any of the Option Shares, which at any time would be subject to repurchase by the Company or the gift, hypothecation of, pledge or grant of a security interest in, is subject to the approval of the Company, and the attempt to effect any such transaction shall be null and void ab initio and of no force and effect.

          (d) Legends. All certificates representing the Option Shares shall bear a legend or legends revealing the existence of the restrictions imposed by this Section 8.

          (e) Termination of Rights. The provisions of this Section 8 shall cease to be applicable to the Option Shares at such time as the shares of Stock of the Company are listed on any national securities exchange, or there is an established market therefor in the over-the-counter market and the shares of Stock are listed in the pink or white sheets of the National Association of Securities Dealers automated quotation system or a comparable service.

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          (f)  Adjustments. In the event that (i) shares of Stock are changed into or exchanged for a different class or series of securities issued by the Company or any other corporation as the result of any merger, consolidation or sale of assets followed by a dissolution, liquidation, reclassification or reorganization, or (ii) any additional shares of Stock or any other securities shall be distributed with respect to such shares as a reclassification, stock dividend, stock split, reverse stock split or other change in the corporate structure of the Company, then all such securities shall be subject to the terms and provisions of this Section 8 and shall be deemed to be included in the term the "Option Shares" as used herein. As used herein, the term "Company" shall include any other corporation which shall succeed to substantially all of the business and assets of the Company as the result of any reorganization, merger or consolidation, sale of assets or sale of Stock.

     9.   Unvested Share Repurchase Right and Escrow.

          (a)  Unvested Share Repurchase Right.

               (i) Unvested Share Repurchase Right. In the event of the termination of the Optionee's employment with the Company, any Parent or any Subsidiary, voluntarily or involuntarily, for any reason whatsoever, including death or permanent disability, then the Company shall have the option, but not the obligation, to repurchase the shares of Stock acquired upon the exercise of the Option (the "Option Shares") from the Optionee, or his or her legal representative, as the case may be, over which the Unvested Share Repurchase Right has not yet expired as set forth in Subsection 2(b) hereof (the "Unvested Share Repurchase Option").

               (ii) Repurchase Period. The Unvested Share Repurchase Option shall commence on the date the Optionee ceases to be an employee of the Company, a Parent or a Subsidiary and shall expire 60 days after the date the Optionee ceases to be an employee of the Company, a Parent or a Subsidiary (the "Repurchase Period"); provided, however, that if the Option is exercised in whole or in part during the Repurchase Period, the Repurchase Period shall be extended until 60 days after the last exercise of the Option during the Repurchase Period.

               (iii) Exercise of Unvested Share Repurchase Option and Payment for Shares. The Unvested Share Repurchase Option shall be exercised by the Company giving the Optionee, or his or her legal representative, as the case may be, written notice of its intention to exercise the Unvested Share Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Optionee, or his or her legal representative, as the case may be, an amount equal to the Optionee's original cost per share (as adjusted pursuant to Section 5 hereof). For purposes of the foregoing, cancellation of any indebtedness of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled. If the Company fails to give notice within the Repurchase Period, the Unvested Share Repurchase Option shall terminate unless the Company and the Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the shares of Stock subject to the Unvested Share Repurchase Option except as the Company and the Optionee otherwise agree.

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               (iv) Return of Shares. Upon timely exercise of the Unvested Share
Repurchase Option in the manner provided in this Section 9, the Optionee, or his or her legal representative, as the case may be, shall deliver to the Company the certificate or certificates representing the Option Shares, duly endorsed and free and clear of any and all liens, charges, and encumbrances.

               (v) Assignment of Unvested Share Repurchase Option. In the event the Company is unable to exercise the Unvested Share Repurchase Option pursuant to the provisions of any law, regulation or agreement restricting the redemption of the Company's common stock, the Company shall have the right to assign the Unvested Share Repurchase Option to one or more persons as may be selected by the Company.

               (vi) Adjustments. In the event that (x) shares of Stock are changed into or exchanged for a different class or series of securities issued by the Company or any other corporation as the result of any merger, consolidation or sale of assets followed by a dissolution, liquidation, reclassification or reorganization, or (y) any additional shares of Stock or any other securities shall be distributed with respect to such shares as a reclassification, stock dividend, stock split, reverse stock split or other change in the corporate structure of the Company, then all such securities shall be subject to the terms and provisions of this Section 9 and shall be deemed to be included in the term the "Option Shares" as used herein. As used herein, the term "Company" shall include any other corporation which shall succeed to substantially all of the business and assets of the Company as the result of any reorganization, merger or consolidation, sale of assets or sale of Stock.

          (b)  Escrow.

               (i) Establishment of Escrow. To insure shares of Stock subject to the Company's Unvested Share Repurchase Right, Right of First Refusal, and security for any promissory note will be available for repurchase, the Company may require the Optionee to deposit the certificate or certificates evidencing the shares of Stock which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow.

               (ii) Delivery of Shares to Optionee. As soon as practicable after the expiration of the Unvested Share Repurchase Right and the Right of First Refusal, and after full repayment on any promissory note secured by the shares of Stock in escrow, but not more frequently than twice each calendar year, the agent shall deliver to the Optionee the shares no longer subject to such restrictions and no longer security for any promissory note.

               (iii) Notices and Payments. In the event the shares of Stock held in escrow are subject to the Company's exercise of the Unvested Share Repurchase Right or the

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Right of First Refusal, the notices required to be given to the Optionee shall be given to the agent and any payment required to be given to the Optionee shall be given to the agent. Within 30 days after payment by the Company. The agent shall deliver the shares of Stock which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

     10. S Corporation Status. The Optionee acknowledges that the Company has elected to be classified as an S Corporation for federal and state income tax purposes and, following the exercise of the Option with respect to all or any part of the shares of Stock subject to the Option, agrees to provide to the Company, immediately upon the Company's request, such properly signed consents or other documents as, in the opinion of counsel for the Company, may be necessary or useful to maintaining the Company's status as an S Corporation. Except with the written consent of the Company specifically referring to this
Section 10, the following provisions shall apply to the shares of Stock acquired upon the exercise of the Option until such time as the Company ceases to qualify as an S Corporation:

          (a) Restrictions in Exercise. The Option may not be exercised if such exercise would result in the Company ceasing to qualify as an S Corporation.

          (b) Restriction on Transfer. No transfer of any shares of Stock by the Optionee, whether voluntary or involuntary, shall be effective unless all of the Optionee's shares are transferred to one transferee and such transferee is a permitted shareholder of an S Corporation. Thus, for example, in the event of a divorce of the Optionee, the former spouse of the Optionee may be awarded the Optionee's shares of Stock if and only if the former spouse is a permitted shareholder of an S Corporation and the former spouse is awarded all of the shares held by the Optionee.

          (c) Restriction on Other Action. The Optionee shall not take any action or fail to take any action which shall result in the Company being unable to maintain the Company's status as an S Corporation. This provision requires, without limitation, the Optionee (i) to notify the Company prior to the Optionee ceasing to qualify as an eligible shareholder of an S Corporation and (ii) to permit the Company to repurchase all shares of Stock owned by the Optionee pursuant to Section 8(a) hereof.

          (d) Transfer by Trust. If any transfer by the Optionee is by operation of law or by right of succession under a trust, the transferees shall be obligated to make such transfers as shall reasonably be necessary, in the opinion of counsel for the Company, either (i) to avoid termination of the Company's status as an S Corporation or (ii) to permit the Company to requalify as an S Corporation as soon as possible.

          (e) Other Restrictions. The provisions of this Section 10 are in addition to the provisions of Section 8 hereof. By way of example and not limitation, a transfer by divorce or otherwise to a permitted transferee pursuant to this Section 10 shall be subject to the Right of First Refusal set forth in Subsection 8(a) hereof.

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

          (f) Legends. All certificates representing shares of Stock acquired upon the exercise of the Option shall bear a legend revealing the existence of the restrictions imposed by this Section 10.

          (g)  Termination of Restrictions. The restrictions imposed by this
Section 10 shall terminate upon the occurrence of the first of any of the following events: (i) the written agreement of the Company and the Optionee,
(ii) the bankruptcy, receivership or complete dissolution of the Company, (iii) a transfer or purchase of shares of Stock of the Company which results in one shareholder holding all of the issued and outstanding shares of Stock of the Company, or (iv) at such time as the shares of Stock of the Company are listed on any national securities exchange, or there is an established market therefor in the over-the-counter market and the shares of Stock are listed in the pink or white sheets of the National Association of Securities Dealers automated quotation system or a comparable service.

     11. Optionee's Employment Obligations. The Optionee agrees that, during the period of his or her employment by the Company, a Parent or a Subsidiary, he or she shall faithfully and to the best of his or her ability devote his or her time, energy or skill to the service of the Company, a Parent or a Subsidiary, and to the promotion of its interests, subject to vacations, military service leave, sick leave, and other bona fide absences in accordance with the regular policies and practices of, or any written agreement between the Optionee and, the Company, a Parent or a Subsidiary which employs the Optionee. Subject to any contrary terms of any employment contract, the Company, the Parent or the Subsidiary which employs the Optionee shall have the right to terminate or change the terms of employment of the Optionee at any time and for any reason whatsoever. Nothing herein shall limit the Optionee's right to terminate his or her employment.

     12. Notice. Any notice or other written communication required or permitted to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the principal executive offices of the Company and any notice to be given to the Optionee shall be addressed to him or her at the address given by him or her beneath his or her signature hereto or such other address for a party hereto as such party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

     13. Finality of Decisions. All decisions of the Board or the Committee upon any question arising under the Plan or under this Agreement shall be final and binding.

     14. Participation in Other Plans. Nothing herein contained shall affect the Optionee's right to participate in and receive benefits from and in accordance with the then current provisions of any pension, insurance, or other employment welfare plan or program of the Company.

     15. Binding Effect of Agreement. Except as set forth in Section 5 hereof, this Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

     16. Agreement Subject to Plan. This Agreement is entered into pursuant to, and is subject to, the provisions of the Plan. Terms not otherwise defined herein shall have the meanings given them in the Plan.

     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

     18. Tax Information. The Option is not intended to be eligible for treatment as an Incentive Stock Option under Section 422 of the Code.

     19. Withholding Taxes. By accepting the Option, the Optionee, for himself or herself and his or her transferees by will or the laws of descent and distribution, agrees that whenever shares of Stock are to be issued by reason of the exercise of the Option, the Optionee or such other person who is to receive such shares of Stock will remit to the Company, prior to the delivery of any certificate or certificates for such shares, all or any part of an amount determined by the Company in its discretion to be sufficient to satisfy federal, state, and local withholding tax requirements which the Company, or counsel for the Company, determine may be payable with respect to such exercise.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf, and the Optionee has hereunto set his or her hand, effective the day and year first above written on the cover sheet of this Agreement, which is the date of grant of the Option.

                                       SHAREDATA, INC.


                                       By:
                                           -------------------------------------


                                       OPTIONEE

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------
                                                        Address

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